Exhibit 10.4

As of March 4, 2016
MWV Luxembourg S.à.r.l.
163, rue du Kiem, L-8030 Strassen
Grand Duchy of Luxembourg
Attention: John Stakel (Treasurer)

WestRock Company
504 Thrasher Street, N.W.
Norcross, GA 30071-1956
Attention: Chief Financial Officer

Ladies and Gentlemen:
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (the “Lender”) is pleased to inform you that the Lender has established for you, MWV Luxembourg S.à.r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, having its registered office at 163, rue du Kiem, L-8030 Strassen, Luxembourg and having a share capital of EUR 413.246.30 (the “Company”), a $100 million uncommitted line of credit (this “Agreement”) available for loans made hereunder in accordance with the terms hereof (the “Loans” and each a “Loan”).
Capitalized terms used herein without definition shall have the meanings assigned thereto in the Credit Agreement dated as of July 1, 2015, by and among WestRock Company, a Delaware corporation (“WestRock”), as Parent Borrower, RockTenn Company of Canada Holdings Corp./Compagnie de Holdings RockTenn du Canada Corp., a Nova Scotia unlimited company, as Canadian Borrower, the Subsidiary Borrowers party thereto, WestRock RKT Company (f/k/a Rock-Tenn Company), a Georgia corporation, and WestRock MWV, LLC (f/k/a MeadWestvaco Corporation), a Delaware limited liability company, as Initial Guarantors, the Lenders party thereto and Well Fargo Bank, National Association, as Administrative Agent and Multicurrency Agent, with such amendments, modifications, supplements, restatements or replacements as may hereafter be in effect, provided, however, that immediately after giving effect to any such amendment, modification, supplement, restatement or replacement, the Lender remains a party thereto (the “Guarantor Credit Agreement”).
Each Loan shall be used for working capital and general corporate purposes.

All Loans shall be payable on demand but in any event not later than one year after the date hereof, unless otherwise agreed in writing by the Lender; provided that, if a demand for payment is made after 1:00 p.m., New York City time, on any day, then such payment shall not become due until the immediately succeeding Business Day.
The Company’s obligations to the Lender hereunder will be unconditionally guaranteed by WestRock (in such capacity, the “Guarantor”), on the terms set forth below under the heading “Guarantee”.
The Company may request a Loan at or before 1:00 p.m., New York City time, on the date that is three (3) Business Days (as defined in the Note referred to below) prior to the date the Company wishes to borrow, in the case of a Loan bearing interest based upon LIBOR (as defined in the Note), or on the date the Company wishes to borrow, in the case of other Loans, by delivering to the Lender a borrowing request substantially in the form of Exhibit A hereto. If the Lender agrees to make the requested Loan, the Lender will do so upon the terms and subject to the conditions contained herein and in the other Loan Documents (as defined below) and, subject to the foregoing, will make such Loan available to the Company not later than 4:00 p.m., New York City time, on the proposed date of borrowing in immediately available funds by crediting the amount thereof in accordance with the Company’s instructions as set forth in the applicable borrowing request. The Loans will be evidenced by a promissory note in substantially the form annexed hereto as Exhibit B (as amended, modified, supplemented or replaced from time to time, the “Note”). Each request for a Loan shall be irrevocable. Subject to the terms and conditions contained herein, Loans may be repaid and reborrowed by the Company from time to time without premium or penalty, except as otherwise expressly provided in the Note.
In the event that at any time the Dollar Amount (as defined below) of the outstanding principal amount of Loans shall exceed the maximum amount of the line of credit hereunder as set forth above (or 105% of such maximum amount if such excess is as a result of currency fluctuations), the Company shall immediately pay outstanding Loans in an amount sufficient to eliminate such excess.
Loans may be denominated in Dollars or in Euro (in each case, as defined below), at the discretion of the Company. All principal and interest payments in respect of any Loan shall be in the currency in which such Loan is denominated.
For purposes of this Agreement:
“Dollar” or “$” means dollars in the lawful currency of the United States of America.
“Dollar Amount” means, at any time, (a) with respect Dollars or an amount denominated in Dollars, such amount and (b) with respect to Euro or an amount denominated in Euro, the equivalent amount thereof in Dollars as determined by the Lender at such time on the basis of the Exchange Rate (as defined below) (determined in respect of the most recent Revaluation Date (as defined below)).
“Euro” or “€” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the European Monetary Union legislation.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Amount of Euro, the rate quoted by the Lender as the spot rate for the purchase by the Lender of Euros with Dollars through its foreign exchange office at approximately 11:00 a.m. (New York time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Revaluation Date” means each of the following: (a) each date a Loan is made; (b) the last day of each Interest Period (as defined in the Note); (c) the last Business Day of each calendar month; and (d) such additional dates as the Lender shall specify.
Documentation; No Commitment:
All promissory notes and other documents requested by the Lender in connection with this Agreement shall be in form and substance reasonably satisfactory to the Lender. Also, the Lender asks the Company to note carefully that this is not a “committed” line of credit. No commitment fee will be charged, and the Lender may withdraw the line of credit at any time, with or without notice. Moreover, the Lender has no obligation to extend credit at any time, and the making of each Loan shall be in the Lender’s sole discretion. NOTHING HEREIN CONTAINED, INCLUDING, WITHOUT LIMITATION, THE NEXT PARAGRAPH, THE EVENTS OF DEFAULT BELOW AND THE COVENANTS IN APPENDIX A, IS INTENDED TO OR SHALL MODIFY THE UNCOMMITTED NATURE OF THE CREDIT FACILITY CONTAINED HEREIN OR SHALL IMPOSE ANY IMPLIED OBLIGATION ON THE LENDER TO EXTEND CREDIT HEREUNDER AT ANY TIME.
Facility Maturity:
The Company shall not make any request for any Loan after March 2, 2017 (the “Facility Termination Date”) nor shall any Loan extend beyond such date, unless the Lender, in its sole discretion and without any obligation to do so, extends such date in writing.

Interest:
Without undertaking to make any Loan, the Lender notes for the Company’s information (except as otherwise agreed in writing by the Lender and the Company) that:

(a)Loans under the facility described herein shall bear interest at a per annum rate equal to (i) 0.80% in excess of LIBOR (as defined in the Note) for the Interest Period in effect for such Loan or (ii) the Base Rate (as defined in the Note), as the Company shall elect; provided that any Loan denominated in Euro shall only bear interest based on LIBOR. Interest on the Loans shall be due and payable in arrears on each Interest Payment Date (as defined below) applicable to such Loan. Interest on any Loan shall also be due and payable in arrears on the date of any prepayment or repayment of principal of such Loan, solely with respect to the amount so prepaid or repaid.
(b)If any principal of or interest on any Loan or any expense or other amount payable by the Company or the Guarantor under any Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest at a per annum rate 2.0% greater than the interest rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, expenses or other amounts, then 2.0% greater than the Base Rate). Interest described in this clause (b) shall be payable by the Company on demand by the Lender.
Unless otherwise agreed, interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days and, once paid, shall be non-refundable absent manifest error.
For purposes of this Agreement, “Interest Payment Date” means (a) as to any Loan bearing interest based on the Base Rate, the last day of each March, June, September and December and on the Facility Termination Date, (b) as to any Loan bearing interest based on LIBOR and having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Loan bearing interest based on LIBOR having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.
Representations and Warranties:
Each of the Company and the Guarantor hereby represents and warrants to the Lender that:

(c)Corporate Existence; Compliance with Law. Each of the Company and the Guarantor is a company or corporation or other legal entity duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of its jurisdiction of organization, except where the failure to be in good standing would not reasonably be likely to have a Material Adverse Effect (as defined below). Each of the Company and the Guarantor (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign company or corporation or other legal entity and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, except where (A) the failure to have such power, authority and legal right as set forth in clause (i) hereof, (B) the failure to be so qualified or in good standing as set forth in clause (ii) hereof, or (C) the failure to comply with Requirements of Law as set forth in clause (iii) hereof, is not reasonably likely, in the aggregate, to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means (x) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Guarantor and its Restricted Subsidiaries taken as a whole; (y) a material impairment of the ability of the Company and the Guarantor, taken as a whole, to perform their obligations under any Loan Document; or (z) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or the Guarantor, taken as a whole, of the Loan Documents.
(a)    Authorization. Each of the Company and the Guarantor has the corporate power and authority to enter into, make, deliver and perform this Agreement, the Note and each other document or instrument executed in connection herewith (collectively, the “Loan Documents”), in each case to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents. No consent or authorization of, registration or filing with, any Person (including any Governmental Authority), is required in connection with the execution, delivery or performance by the Company or the Guarantor, or the validity or enforceability against either of them, of the Loan Documents, other than such consents, authorizations or filings which have been made or obtained and those consents, authorizations and filings the failure of which to make or obtain would not reasonably be likely to have a Material Adverse Effect, except that the registration of the Loan Documents (and any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg may be required in the case of legal proceedings before Luxembourg courts or in the case that the Loan Documents (and any document in connection therewith) must be produced before an official Luxembourg authority (autorité constituée) and a nominal registration duty or an ad valorem duty may be payable, depending on the nature of the document to be registered.
(b)    Enforceability. This Agreement is, and each of the other Loan Documents when delivered to the Lender will be, duly executed and delivered by the

Company and/or the Guarantor, as applicable, and constitutes or will constitute the legal, valid and binding obligations of the Company and/or the Guarantor, as applicable, enforceable against the Company and/or the Guarantor, as applicable, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of rights of creditors generally and by general principles of equity. and subject to any limitations, qualifications or reservations as to matters of law of general application set out in any legal opinion delivered in relation to the Loan Documents.
(c)    [Reserved].

(d)    Litigation. No litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Responsible Officer of the Guarantor, threatened in writing by or against the Company or the Guarantor, or against any of their respective properties or revenues, existing or future (a) that is adverse in any material respect to the interests of the Lender with respect to any Loan Document or any of the transactions contemplated hereby or thereby, or (b) that is reasonably likely to have a Material Adverse Effect.
(e)    Investment Company Act. None of the Company nor the Guarantor is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.
(f)    Regulation U. No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. Neither the execution and delivery hereof by the Company, nor the performance by it of any of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans), will violate or result in a violation of Regulation T, U or X.
(g)    Disclosure. None of the written reports, financial statements or certificates heretofore, contemporaneously or hereafter furnished by or on behalf of the Company or the Guarantor or any of its Subsidiaries to the Lender for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, when taken as a whole, contains as of the date of such report, financial statement or certificate or, with respect to any such items so furnished on or prior to the date hereof, as of the date hereof any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts or projected financial information, the Company and the Guarantor represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made, at the time so furnished and, with respect to any such items so furnished on or prior to the date hereof, as of the date hereof (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).
(l)    Sanctions/Anti-Corruption.
(i)    None of the Company, the Guarantor nor any of their respective Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. None of the Company, the Guarantor nor any of their respective Subsidiaries is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the OFAC or any enabling legislation or executive order relating thereto or (iii) the Patriot Act. Neither the Company nor the Guarantor (A) is subject to sanctions administered by OFAC or the U.S. Department of State or (B) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any person subject to such sanctions.
(ii)    None of the Company, the Guarantor nor any of their respective Subsidiaries or, to the knowledge of the Company, their respective Affiliates, directors, officers, employees or agents is in violation of any Sanctions.
(iii)    None of the Company, the Guarantor nor any of their respective Subsidiaries or their respective Affiliates, directors, officers, employees or agents (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 15% of its assets located in Sanctioned Entities, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used, in each case directly by any of the Company, the Guarantor or any of their respective Subsidiaries or, to the knowledge of the Company and the Guarantor, indirectly by any other Person, to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.
(iv)    Each of the Company, the Guarantor and their respective Subsidiaries and, to the knowledge of the Company and the Guarantor, their respective directors, officers, employees or agents is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any applicable foreign counterpart thereto. None of the Company, the Guarantor nor any of their respective Subsidiaries or, to the knowledge of the Company and the Guarantor, their respective directors, officers, employees or agents has made and no proceeds of any Loan will be used, in each case directly by the Company, the Guarantor or any of their respective Subsidiaries or, to the knowledge of the Company and the Guarantor, indirectly by any other Person, to make a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Company, the Guarantor, or their respective Subsidiaries or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., or any applicable foreign counterpart thereto.
Covenants:
By using this facility, each of the Guarantor and the Company agrees that it will comply with the provisions in Appendix A attached hereto and made a part hereof so long as this line of credit remains outstanding. The Company’s and the Guarantor’s undertaking to comply with the terms of this Agreement does not in any way affect the uncommitted nature of the credit facility established by the Lender in the Company’s favor or the demand nature of any credit extended to the Company hereunder.
Event of Default:
Without limiting the right of the Lender to demand payment of Loans or the right of the Lender to terminate this Agreement and/or decline to make any Loan, if any Event of Default (as defined in the Note) shall occur and be continuing, the Lender may, by notice to the Company, declare all Loans and all accrued interest thereon to be forthwith due and payable, whereupon the Loans and all such interest shall become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that in the event of the occurrence of any Event of Default set forth in clause (v) of the definition of such term contained in the Note, the Loans and such interest shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.
Setoff:
Each of the Company and the Guarantor hereby expressly authorizes the Lender, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, to setoff and apply any and all deposits (general or special) and other indebtedness or sums at any time held, credited or owing by COÖPERATIEVE RABOBANK U.A. (including all of its branches and agencies) to or for the credit or account of each of the Company and the Guarantor in any currency and whether or not due, to the payment of the Company’s or the Guarantor’s liabilities and obligations under this Agreement and the other Loan Documents, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although said obligations or liabilities, or any of them, shall be contingent or unmatured. The Lender agrees promptly to notify the Company and the Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Guarantee:

(a)    In order to induce the Lender to enter into this Agreement and to extend credit thereunder and in recognition of the direct benefits to be received by the Guarantor from such extensions of credit hereunder, the Guarantor hereby agrees with the Lender as follows: the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all principal, interest and other amounts due hereunder, under the Note and each other Loan Document (the “Obligations”). If any or all of the Obligations becomes due and payable under this Agreement or any other Loan Documents, the Guarantor unconditionally promises to pay such Obligations to the Lender or its order, on demand, together with any and all reasonable expenses which may be incurred by the Lender in collecting any of the Obligations. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, to the extent the obligations of the Guarantor hereunder shall be adjudicated to be invalid and unenforceable for any reason (including because of the provisions of applicable state, provincial, or federal law relating to fraudulent conveyances or transfers), then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial, and including the Bankruptcy Code).
(b)    Additionally, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Obligations to the Lender whether or not due or payable by the Company upon the occurrence of any of the events specified in clause (v) of the definition of “Event of Default” contained in the Note, and unconditionally promises to pay such Obligations to the Lender or its order, on demand, in lawful money of the United States upon any such occurrence. The Guarantor further agrees that to the extent that the Company or the Guarantor shall make a payment or a transfer of an interest in any property to the Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Company or the Guarantor, the estate of the Company or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
(c)    The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations whether executed by the Guarantor, any other guarantor or by any other party, and the Guarantor’s liability hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Company or by any other party, or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations, or (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any dissolution, termination or increase, decrease or change in personnel by the Company, or (v) any payment made to the Lender on the Obligations which the Lender repays to the Company pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
(d)    The obligations of the Guarantor hereunder are independent of the obligations of the Company or any other guarantor, if any, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Company and whether or not any other guarantor or the Company is joined in any such action or actions.
(e)    The Guarantor authorizes the Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Obligations or any part thereof in accordance with this Agreement and other Loan Documents, including any increase or decrease of the rate of interest thereon, (ii) take and hold security from any other guarantor, if any, or any other party for the payment of the Obligations and exchange, enforce, waive and release any such security, (iii) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine and (iv) release or substitute any one or more endorsers, guarantors or other obligors.
(f)    It is not necessary for the Lender to inquire into the capacity or powers of the Company or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and the Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
(g)    (i) The Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (A) proceed against the Company, any other guarantor or any other party, (B) proceed against or exhaust any security held from the Company, any other guarantor or any other party, or (C) pursue any other remedy in the Lender’s power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Company, any other guarantor or any other party other than payment in full of the Obligations (other than contingent indemnity obligations), including any defense based on or arising out of (A) the disability of the Company, any other guarantor or any other party, (B) the unenforceability of the Obligations or any part thereof from any cause, (C) the cessation from any cause of the liability of the Company other than payment in full of the Obligations (other than contingent indemnity obligations), (D) any amendment, waiver or modification of the Obligations, (E) any substitution, release, exchange or impairment of any security for any of the Obligations, (F) any change in the corporate existence or structure of the Company or any other guarantor, (G) any claims or rights of set off that the Guarantor may have, and/or (H) any Requirement of Law or order of any Governmental Authority affecting any term of the Obligations. The Lender may, at its election, foreclose on any security held by the Lender by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lender may have against the Company or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid in full and this Agreement and the other Loan Documents have been terminated. The Guarantor waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Company or any other party or any security. (ii) The Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the guaranty under this heading entitled “Guarantee” (this “Guarantee”), and notices of the existence, creation or incurring of new or additional Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Lender shall not have any duty to advise the Guarantor of information known to it regarding such circumstances or risks. (iii) The Guarantor hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lender against the Company or any other guarantor of the Obligations until such time as the Obligations shall have been paid in full and this Agreement and other Loan Documents have been terminated. The Guarantor hereby further agrees not to exercise any right to enforce any other remedy which the Lender now has or may hereafter have against any endorser or any other guarantor of all or any part of the Obligations and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lender to secure payment of the Obligations until such time as the Obligations (other than contingent indemnity obligations) shall have been paid in full and this Agreement and other Loan Documents have been terminated.
(h)    The Lender will, upon request after payment of the Obligations which are the subject of this Guarantee and termination of this Agreement and other Loan Documents, confirm to the Company and the Guarantor that the Obligations have been paid and this Agreement and other Loan Documents terminated, subject to the those provisions that expressly survive termination.

Miscellaneous:
(a)    This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Each of the Company and the Guarantor hereby agrees that any legal action or proceeding against the Company or the Guarantor with respect to this Agreement and the other Loan Documents may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Lender may elect, and, by execution and delivery hereof, each of the Company and the Guarantor accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Lender in writing, with respect to any claim, action or proceeding brought by it against the Lender and any questions relating to usury. Each of the Company and the Guarantor agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York as in effect from time to time shall apply to this Agreement and, to the maximum extent permitted by law, waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall limit the right of the Lender to bring proceedings against the Company or the Guarantor in any other jurisdiction. Each of the Company and the Guarantor irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Lender by registered or certified mail, return receipt requested, postage prepaid, to the address of the Company and the Guarantor specified in paragraph (e) below, such service of process by mail to be deemed effective on the fifth day following such mailing. Each of the Company and the Guarantor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law. The Company hereby appoints the Guarantor as agent for service of process in connection with any legal action or proceeding against the Company with respect to this Agreement and the other Loan Documents, and the Guarantor hereby accepts such appointment.
(b)    AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF THE COMPANY, THE GUARANTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY, THE GUARANTOR OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE COMPANY. No claim may be made by the Company or the Guarantor against the Lender or the affiliates, officers, directors, employees or agents of the Lender for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to any Loan or other transaction contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection with any of the foregoing, and each of the Company and the Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages. Neither the Lender nor any other person or entity referred to in the preceding sentence shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by the Lender or such other person or entity through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(c)    Each of the Company and the Guarantor, jointly and severally, agrees to pay on demand all reasonable, documented out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, of any nature incurred or paid by the Lender in connection with this Agreement or any other Loan Document, including, without limitation, such reasonable, documented out-of-pocket costs and expenses as may arise from the preparation, execution, delivery, administration, interpretation, protection, enforcement or collection of this Agreement, the Note, and all other Loan Documents and the reasonable, documented out-of-pocket costs and expenses of examination and audit of the Company’s books and records or of defending any claim, action or proceeding asserted or commenced by the Company against the Lender. The provisions of this paragraph (c) shall survive the termination of the Loan Documents and the repayment of all Obligations.
(d)    Each of the Company and the Guarantor shall defend, indemnify and hold harmless the Lender, its affiliates, directors, officers, agents, employees, participants and assignees (each such person being called an “Indemnitee”), from and against any and all claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, charges, judgments, costs and expenses of any nature whatsoever (including, without limitation, the fees, charges and disbursements of one firm of counsel for all such Indemnitees, taken as a whole, and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Company and the Guarantor of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Indemnitee)), in any way relating to or arising from or in connection with (i) the execution or delivery of this Agreement or any other Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties of their obligations under the Loan Documents or any such other agreement or instrument, or the consummation of the transactions contemplated by the Loan Documents, (ii) any Loan or the use thereof, (iii) any actual or alleged presence or Release or threat of Release of Hazardous Substances on, at, under or from any property owned, leased or operated by the Company, the Guarantor or any of their respective Subsidiaries, or any liability under Environmental Law related in any way to the Company, the Guarantor or any of their respective Subsidiaries and/or (iv) any actual or prospective claim, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the Company, the Guarantor or any other person or entity, and regardless of whether any of the foregoing Indemnitees is a party thereto; provided that the foregoing indemnification shall not, as to any Indemnitee, be available to the extent that such claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, judgments, costs and expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a claim brought by the Company, the Guarantor or any of their respective Subsidiaries against such Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or (B) result from a proceeding that does not involve an act or omission by the Company, the Guarantor or any of their respective Affiliates and that is brought by an Indemnitee against any other Indemnitee. This indemnification provision shall survive the termination of the Loan Documents and the repayment of all Obligations. This paragraph shall not apply with respect to Taxes (as defined in the Note) other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(e)    All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing and except as otherwise specified in any other Loan Document, mailed, telecopied or delivered, if to the Company, at its address at 163, rue du Kiem, L-8030 Strassen, Grand Duchy of Luxembourg, Attention: John Stakel (Treasurer) (telecopier no. (678) 291-7901) with a copy to the Guarantor, if to the Guarantor, at its address at 504 Thrasher Street, N.W., Norcross, Georgia 30071-1956, Attention: Chief Financial Officer (telecopier no. (770) 263-3582) and if to the Lender, at its address at 245 Park Avenue, New York, NY 10167 Attention: Corporate Services, with a copy to the Lender at 1180 Peachtree Street, Suite 2200, Atlanta, GA 30309, Attention: Mike Harder; or as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party. Except as otherwise specified in any Loan Document, all such notices and communications shall, when mailed (postage prepaid), telecopied with evidence of transmission, or sent by hand delivery or other courier or delivery service, be effective when telecopied or delivered to the recipient, or five Business Days after being deposited in the mails. The Lender may act upon facsimile or other electronically transmitted instructions or requests which are received by the Lender from person(s) purporting to be, or which instructions or requests appear to be, authorized by the Company or the Guarantor. Each of the Company and the Guarantor further agrees to indemnify and hold the Lender harmless from any claims by virtue of the Lender’s acting upon such facsimile or other electronically transmitted instructions or requests as such instructions or requests were understood by the Lender. In the event the Company or the Guarantor sends the Lender a manually signed confirmation of the previously sent facsimile or other electronically transmitted instructions or requests, the Lender shall have no duty to compare it against the previous instructions or requests received by the Lender nor shall the Lender have any responsibility should the contents of the written confirmation differ from the facsimile or other electronically transmitted instructions or requests as acted upon by the Lender.
(f)    All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied, except as otherwise stated herein.
(g)    The powers, rights and remedies of the Lender specified in this Agreement and the other Loan Documents are cumulative and in addition to any other powers, rights and remedies that the Lender may otherwise have under any other agreement and under applicable law. No amendment, modification, termination, waiver or discharge, in whole or in part, of any provision of this Agreement or any other Loan Document to which either the Company or the Guarantor is a party, nor consent to any departure by the Company or the Guarantor therefrom, shall be effective, unless the same shall be in writing and signed by the Company, the Guarantor and the Lender. Any such amendment, modification, termination, waiver, discharge or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, modification, termination, waiver, discharge or consent agreed to by the Lender shall, of itself, entitle the Company or the Guarantor to any other or further amendment, modification, termination, waiver, discharge or consent in similar or other circumstances. No notice to or demand on the Company or the Guarantor in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.
(h)    This Agreement and the other Loan Documents embody the entire agreement and understanding between the Lender and the Company and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.
(i)    This Agreement and the other Loan Documents shall be binding on each of the Company and the Guarantor and each of their respective successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, provided that neither the Company nor the Guarantor shall have the right to assign its rights or obligations hereunder or thereunder or any interest herein or therein without the Lender’s prior written consent and any purported assignment by either the Company or the Guarantor without such consent shall be void and of no force or effect. In the event the Lender notifies the Company of any permitted assignment by the Lender of its rights and obligations, if any, under this Agreement and the other Loan Documents (without any obligation of the Lender to do so), (a) such assignment shall be effective on the date set forth in such notice, (b) such assignee shall succeed to and assume all of the Lender’s rights and obligations, if any, under this Agreement and, the other Loan Documents, and (c) the Lender shall be released from all of such obligations; provided that the Lender shall not have the right to assign its rights or obligations hereunder or thereunder or any interest herein or therein without the prior written consent of the Company and the Guarantor and any purported assignment by the Lender without such consent shall be void and of no force and effect; provided further that (i) no such consent of the Company and the Guarantor shall be required if an Event of Default has occurred and is continuing at the time of such assignment and (ii) no such assignment may be made to a natural person or a Disqualified Institution.
(j)    No delay on the part of the Lender in exercising any powers, rights or remedies hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such powers, rights or remedies preclude, limit or impair other, further or future exercise thereof, or the exercise of any other power, right or remedy.
(k)    This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures of the parties may appear on separate counterparts with the same effect as if on the same counterpart. Telecopied and other electronic (including PDF) signatures on this Agreement, the other Loan Documents and any amendments thereto shall be binding on the Lender, the Company and the Guarantor to the same extent as originally signed signature pages.
(l)    If any provision of this Agreement is invalid or unenforceable under the laws of any jurisdiction, then, to the fullest extent permitted by law, (i) such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating or affecting the enforceability of the remainder of such provision or the remaining provisions of this Agreement; and (ii) such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.
(m)    [Reserved].
(n)    Each of the Company and the Guarantor, jointly and severally, agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender in good faith to be payable in connection with this Agreement or any other Loan Document or the transactions pursuant to or in connection herewith and therewith (other than those imposed as a result of an assignment of this Agreement, any Loan Document or the rights or obligations hereunder or thereunder), and each of the Company and the Guarantor agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
(o)    Each of the Company’s and the Guarantor’s obligations under this Agreement and the other Loan Documents shall be absolute, irrevocable and unconditional and shall be paid and performed strictly in accordance with the terms of this Agreement or such other Loan Document under any and all circumstances.
(p)    The Lender hereby notifies the Company and the Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Company and the Guarantor, which information includes the name and address of the Company and the Guarantor and other information that will allow the Lender to identify the Company and the Guarantor in accordance with the terms of the Patriot Act. If the Company or the Guarantor obtains any actual knowledge or receives any written notice that the Company, the Guarantor, or any of their respective Affiliates or subsidiaries is named on the OFAC List (an “OFAC Event”), then the Company and the Guarantor shall (i) promptly give written notice to the Lender of such OFAC Event and (ii) comply with all applicable laws, regulations and orders with respect to such OFAC Event (regardless of whether the party included on the OFAC List is located within the jurisdiction of the United States of America), and each of the Company and the Guarantor hereby authorizes and consents to the Lender taking any and all steps the Lender deems necessary, in the Lender’s sole discretion, to avoid violation of all applicable laws, regulations and orders with respect to any such OFAC Event (including the freezing and/or blocking of assets and reporting such action to OFAC).
(q)    Section headings in this Agreement are included for convenience of reference only and shall not constitute part of this Agreement for any other purpose or be given any substantive effect.
(r)    Deposits and credit balances at the Lender are NOT insured by the Federal Deposit Insurance Corporation (the “FDIC”) or by any other U.S. government agency. By executing this letter, each of the Company and the Guarantor acknowledges its initial deposit or credit balance and all future deposits and credit balances will NOT be INSURED BY THE FDIC.
(s)    EACH OF THE COMPANY AND THE GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT PROVIDES FOR A CREDIT FACILITY THAT IS COMPLETELY DISCRETIONARY ON THE PART OF THE LENDER AND THAT THE LENDER HAS ABSOLUTELY NO DUTY OR OBLIGATION TO ADVANCE ANY LOANS. EACH OF THE COMPANY AND THE GUARANTOR UNDERSTANDS THAT WITHOUT REASON, CAUSE OR PRIOR NOTICE, THE LENDER MAY CEASE ADVANCING LOANS AND THE LENDER MAY MAKE DEMAND FOR PAYMENT OF ALL OBLIGATIONS OF THE COMPANY TO THE LENDER AT ANY TIME. EACH OF THE COMPANY AND THE GUARANTOR REPRESENTS AND WARRANTS TO THE LENDER THAT IT IS AWARE OF THE RISKS ASSOCIATED WITH CONDUCTING BUSINESS UTILIZING AN UNCOMMITTED FACILITY.

If the foregoing accurately reflects the understanding between us, kindly execute the enclosed copy of this letter in the space provided below and return it to us, whereupon this letter shall constitute a binding agreement between us.
Very truly yours,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:    /s/ Sarah Fleet
Name:    Sarah Fleet
Title:    Vice President
By:    /s/ Michael T. Harder
Name:    Michael T. Harder
Title:    Executive Director

ACCEPTED AND AGREED TO:
MWV LUXEMBOURG S.à.r.l.
By:    /s/ Lawrence S Estrop
Name:    Lawrence S Estrop
Title:    European Treasury Director
WESTROCK COMPANY
By:    /s/ John Stakel
Name:    John Stakel
Title:    SVP / Treasurer

Appendix A
Each of the Company and the Guarantor hereby covenants that while this Agreement remains in effect or any amount is outstanding in respect of any loan or other obligation to the Lender, it shall, as soon as possible and in any event within five Business Days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, deliver to the Lender a statement of the chief financial officer of the Company setting forth details of such Event of Default or other event and the action which the Company has taken and proposes to take with respect thereto.

EXHIBIT A
FORM OF BORROWING REQUEST
[Date]
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH
245 Park Avenue
New York, NY 10167
Attention: Corporate Services

Re:	MWV Luxembourg S.à.r.l.
Ladies and Gentlemen:
This Borrowing Request is delivered to you pursuant to the line letter agreement dated as of February 25, 2016 (as amended, supplemented or otherwise modified from time to time, the “Line Letter”), among MWV LUXEMBOURG S.à.r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, having its registered office at 163, rue du Kiem, L-8030 Strassen, Luxembourg and having a share capital of EUR 413.246.30 (the “Company”), WESTROCK COMPANY (the “Guarantor”) and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (the “Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Line Letter or in the Promissory Note dated __________ __, 2016 (as amended, supplemented or otherwise modified from time to time) made by the Company to the Lender.

The Company hereby irrevocably requests a loan in the amount of [$][€]____________.
The requested borrowing date is __________ __, _____.
The maturity date of the loan will be _________ __, ____.
The currency of the loan will be [Dollars][Euro].
The loan will bear interest at the rate specified below plus the margin set forth in the Line Letter:
□    LIBOR

□    the Base Rate
The Interest Period requested by the Company for the loan will be:
□    one Business Day.
□    one month.
□    three months.
□    six months.
□    _________________________ [specify]
The loan will be made by crediting the amount thereof to the following account of the Company: [ ].
The Company hereby represents and warrants as of the date that the loan being requested hereby is made that (i) each of the representations and warranties made by the Company in the Line Letter are true and correct in all material respects on and as of such date as if made on such date, except for those representations and warranties that by their terms were made as of a specified date, which shall be true and correct in all material respects on and as of such specified date, and (ii) no Event of Default (as defined in the Line Letter) or event that with the lapse of time or giving of notice or both would constitute an Event of Default has occurred and is continuing as of such date or after giving effect to the loan being requested hereby.
[Signature page follows]

The Company has caused this Borrowing Request to be executed and delivered, and the representations and warranties contained herein to be made, by a duly authorized representative as of the date first mentioned above.
MWV LUXEMBOURG S.à.r.l.
By:
Name:
Title:
By:
Name:
Title:

EXHIBIT B
[Form of Note]
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH

PROMISSORY NOTE
U.S.$100,000,000     February 25, 2016
The undersigned, for value received promises to pay to COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (hereinafter, together with any successors and permitted assigns, called the “Lender”) the principal sum of ONE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$100,000,000.00), or such lesser amount as shall equal the outstanding principal amount of all loans made by the Lender (the “Loans”) to the undersigned under that certain letter agreement dated as of the date hereof (the “Line Letter”) among MWV Luxembourg S.à.r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of Luxembourg, having its registered office at 163, rue du Kiem, L-8030 Strassen, Luxembourg and having a share capital of EUR 413.246.30 (the “Company”), WestRock Company, a Delaware corporation (the “Guarantor”), and the Lender (capitalized terms used herein but not otherwise defined shall have the meaning assigned thereto in the Line Letter or in the Guarantor Credit Agreement referred to therein, as applicable), payable on demand by the Lender, but in any event not later than the Facility Termination Date, unless the Lender, in its sole discretion and without any obligation to do so, extends such date in writing. The Lender shall have no obligation to make any Loan to the Company. This promissory note is hereinafter referred to as this “Note”. For purposes of clarity, this Note evidences the Loans made under the Line Letter and is subject to the terms of the Line Letter.
The Company also promises to the Lender interest on the unpaid principal amount of each Loan evidenced hereby, from the date when made until the principal amount thereof is repaid in full, at such rates and at such times specified in the Line Letter, in each case in accordance with the terms of the Line Letter.
For purposes hereof and the Line Letter, the following terms shall have the following meanings:
“Base Rate” shall mean the rate of interest equal to the highest (redetermined daily) of (i) the per annum rate of interest published in The Wall Street Journal as the “prime rate” for such day and if The Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day, (ii) One Month LIBOR (as defined below) plus 1.00% or (iii) the Federal Funds Rate (as defined below), plus one half of one per cent

(0.5%) per annum. Any change in the Base Rate due to a change in any of such rates referred to above shall be effective as of 12:01 a.m. (New York City time) on the day such change becomes effective. Notwithstanding the foregoing, in no event shall the Base Rate be less than 0.00% per annum.
“One Month LIBOR” shall mean on any day, a per annum rate of interest based on the rate appearing on Reuters (the “Service”) Screen LIBOR01 Page (or on any successor or substitute page of the Service, or any successor to or substitute for the Service, providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), at approximately 11:00 a.m. London time on such day, as the representative rate at which banks are offering Dollar deposits in the London interbank market for a term comparable to an Interest Period of one month.
“Excluded Tax” means, with respect to any recipient of any payment to be made by or on account of any obligation of the Company or Guarantor hereunder or any of the Loan Documents (each a “Recipient”), (a) any Tax on the Recipient’s net income or profits (or franchise Tax or branch profits Tax), in each case (i) imposed by a jurisdiction as a result of the Recipient being organized or having its principal office or applicable lending office in such jurisdiction or (ii) that is an Other Connection Tax, (b) any withholding Tax imposed on amounts payable to the Recipient pursuant to a law in effect on the date on which (i) the Recipient acquired its interest in the Loan or (ii) the Recipient designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable under the Tax Indemnity either to such Recipient’s assignor immediately before such Recipient acquired the applicable interest in the Loan or such Recipient immediately before it changed its lending office, (c) any withholding Taxes attributable to a Recipient’s failure to comply with the Forms Requirements (as defined below), (d) any Tax imposed under FATCA and (e) all stamp duty, registration and other similar taxes payable in respect of this Note (and any document referred herein), as a result of any voluntary registration made by any Lender (including any taxes payable due to the registration by the Lender of this Note (and any document in connection therewith) with the Administration de l’Enregistrement et des Domaines in Luxembourg), or in connection with any registration of this Note (and any document in connection therewith) for the purposes of any court proceedings before a Luxembourg court or any presentation before a public authority in Luxembourg (“autorité constituée”), but (in the case of this clause (e)) only if such registration is not required to enforce the rights of the Lender under this Note.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (and any amended or successor version described above) and any intergovernmental agreements implementing the foregoing.
“Federal Funds Rate” shall mean for any day, a rate of interest per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by it.
“Indemnified Tax” means any Tax, other than an Excluded Tax, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document.
“LIBOR” shall mean (a) for any Interest Period for any Loan denominated in Dollars, the interest rate per annum reported on the Service Screen LIBOR01 Page (or on any successor or substitute page of the Service, or any successor to or substitute for the Service, providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), at or about 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%), as the representative rate at which banks are offering Dollar deposits in the London interbank market, for delivery on the first day of such Interest Period, for a term comparable to such Interest Period, and (b) for any Interest Period for any Loan denominated in Euro, the interest rate per annum equal to the Euro interbank offered rate as administered by the Banking Federation of the European Union (or any other person that takes over the administration of such rate) for a deposit in Euro as reported on the Service Screen EURIBOR 01 Page (or on any successor or substitute page of the Service, or any successor to or substitute for the Service, providing rate quotations comparable to those currently provided on such page of the Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to Euro deposits in the applicable interbank market), at or about 11:00 a.m., Brussels time, on the Quotation Day for such Interest Period (rounded upward, if necessary, to the nearest 1/100% of 1%), as the representative rate at which banks are offering Euro deposits in the applicable interbank market, for delivery on the first day of such Interest Period, for a term comparable to such Interest Period. Notwithstanding the foregoing, in no event shall LIBOR be less than 0.00% per annum.
“Other Connection Tax” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Company of Guarantor hereunder, Taxes imposed as a result of any present or former connection between such recipient and the jurisdiction imposing such Tax (other than any connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to and/or enforced, this Note or the Line Letter).
“Quotation Day” means, with respect to any Interest Period, the day on which it is market practice in the applicable interbank market for prime banks to give quotations for deposits in Euro for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.
“Interest Period” shall mean, with respect to each Loan evidenced hereby, (i) initially, the period commencing on the date of such Loan and ending one Business Day, one week, or one, three or six months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the Company not less than three Business Days prior to the date on which such Loan is made, and (ii) thereafter, unless the Lender is otherwise notified by the Company as provided below, each period commencing on the last day of the immediately preceding Interest Period for such Loan and ending one Business Day, or one, three or six months thereafter (or such other period as shall be acceptable to the Lender), in each case selected by the Company not less than three Business Days prior to the first day of such period; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be (i) extended to the next succeeding Business Day or (ii) if such next succeeding Business Day falls in another calendar month, shortened to the next preceding Business Day, except in respect of an Interest Period which ends the next Business Day; (b) any Interest Period of one month or longer which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall, subject to the provisions of clause (a) above, end on the last day of such calendar month; (c) if the Company shall fail to select an Interest Period for any reason, it shall be deemed to have elected that the applicable Loan shall bear interest at (i) in the case of a Loan denominated in Dollars, the Base Rate plus the applicable margin for Base Rate Loans or (ii) in the case of a Loan denominated in Euro, LIBOR plus the applicable margin for LIBOR Rate Loans for a one-month Interest Period; and (d) no such Interest Period shall expire after the maturity date of the applicable Loan or the last date specified in the Line Letter.
“Business Day” shall mean any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York or Luxembourg are authorized or required by law to remain closed and (a) with respect to any Loan denominated in Dollars bearing interest at a rate based on LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (b) with respect to any Loan denominated in Euro bearing interest at a rate based on LIBOR, the term “Business Day” shall also exclude any day which is not a TARGET Day or any day on which banks in London are not open for general business.

“TARGET Day” means any day on which TARGET2 is open for business.
“TARGET2” means the Trans-European Automated Real Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 1, 2007.
“Taxes” means present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein, including all interest, penalties and additions to tax with respect thereto.
The Lender shall record on its books and records or on the schedule to this Note which is a part hereof, the principal amount and date of each Loan made hereunder, the interest rate applicable thereto, the maturity date thereof and all payments of principal made thereon; provided, however, that prior to the transfer of this Note all such information with respect to all outstanding Loans shall be recorded on the schedule attached to this Note. The Lender’s record, whether shown on its books and records or on the schedule to this Note, shall be conclusive and binding upon the Company, absent manifest error, provided, however, that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay all Loans made hereunder, together with all interest thereon and all other amounts payable hereunder.
All payments hereunder shall be made at the office of the Lender at 245 Park Avenue, New York, New York 10167 or at such other place as the Lender may designate, in lawful money of the United States of America and in immediately available funds, without setoff, recoupment, deduction, defense or counterclaim and free and clear of, and, except as required by applicable law, without deduction or withholding for or on account of, any Taxes. If, under applicable law, any Taxes are required to be deducted or withheld from any such payment, to the extent such Taxes are Indemnified Taxes, the Company will pay additional amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction therefor and for any Indemnified Taxes on such additional amounts, will be equal to the amount provided for herein. The Company hereby agrees to indemnify and to hold the Lender harmless against, the full amount of Indemnified Taxes, imposed on or paid by the Lender, and any liability arising therefrom or with respect thereto. The indemnity by the Company provided for in this paragraph shall apply and be made whether or not the Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Company under the indemnity set forth in this paragraph shall be paid within ten (10) days from the date on which the Lender makes written demand therefor. The agreements of the Company in this paragraph shall survive the termination of the Loan Documents and the repayment of all Obligations to the Lender. The Company agrees to furnish promptly to the Lender official receipts (or certified copies thereof) evidencing payment of any Taxes so withheld or deducted. If the Lender receives a refund of or credit for any Indemnified Taxes borne by the Company pursuant to this paragraph, the Lender shall promptly pay such refunded or credited amounts over to the Company. The payment of or indemnity for Indemnified Taxes by the Company described in this paragraph is sometimes referred to herein as the “Tax Indemnity”.
If the Lender (or any successor or assign of the Lender) is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under this Agreement or the Loan Documents, at the time or times reasonably requested by the Company or the Guarantor, the Lender (or any such successor or assign of the Lender) will deliver to the Company or the Guarantor, as applicable, such properly completed and executed documentation reasonably requested by the Company or the Guarantor as will permit such payments to be made without withholding or at a reduced rate of withholding (including, with respect to the Lender, Internal Revenue Service Form W-8ECI) (such requirement to deliver documentation described in this paragraph, the “Forms Requirements”).
Except as otherwise expressly provided above or in the Line Letter, if any payment due hereunder shall be due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day at such place of payment and interest thereon shall be payable for such extended time.
This Note may be prepaid at any time without premium or penalty except payment of the amounts provided for in the next paragraph. Each prepayment shall be accompanied by all accrued interest on the amount prepaid.
If any payment of the principal of a Loan evidenced hereby (other than Loans bearing interest based on the Base Rate) is made on a day other than the last day of an Interest Period applicable thereto for any reason, including, without limitation, voluntary pre-payment or acceleration, or if the Company fails to borrow any proposed Loan (other than Loans bearing interest based on the Base Rate) after the Lender has arranged funding thereof, or if the interest rate on any Loan is converted as provided herein prior to the last day of the applicable Interest Period, the Company shall pay to the Lender, on demand, the amount of any loss, cost or expense (but, in any event, excluding loss of anticipated profits) (“Funding Loss”) incurred by the Lender as a result of the timing of such payment, such failure to borrow or such conversion, including, without limitation, any loss incurred in liquidating or redeploying funds received or borrowed from third parties. The agreements of the Company in this paragraph shall survive the termination of the Loan Documents and the repayment of all Obligations to the Lender. The Lender’s computation of any Funding Loss shall be binding on the Company absent manifest error.
In the event that on any date on which LIBOR is to be determined with respect to an Interest Period: (i) the Lender determines that advances or other funding in Dollars or Euro, as the case may be, in the principal amount of the Loan to which such Interest Period applies are not being offered to the Lender in the London or other applicable interbank market for the applicable Interest Period or (ii) LIBOR does not accurately reflect the cost of the Lender of maintaining or funding the principal amount thereof, then the affected Loan shall, on receipt of notice from the Lender of such circumstances, (A) in the case of a Loan denominated in Dollars, bear interest at a rate per annum equal to the Base Rate and (B) in the case of a Loan denominated in Euro, not be made and the request therefor shall be cancelled.
If the effect of any applicable law, rule or regulation, or the interpretation or administration thereof, or compliance with any request or directive of any governmental authority, is to make it unlawful or impracticable for the Lender to maintain or fund the principal amount of any Loan evidenced hereby, then the affected Loan shall, on receipt by the Company of notice from the Lender of such circumstances, (i) in the case of a Loan denominated in Dollars, bear interest at a rate per annum equal to the Base Rate and (ii) in the case of a Loan denominated in Euro, be repaid promptly.
If the Lender shall determine that the applicability of or the adoption after the date hereof of any law, rule, regulation, request, directive or guideline (domestic or foreign) regarding capital adequacy or liquidity (excluding any Excluded Taxes or Indemnified Taxes but otherwise including, without limitation, (i) all regulations, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to “Basel III” (as amended from time to time, “Basel III”), and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act, Public Law 111-203 (as amended from time to time, the “Dodd-Frank Act”) and all rules, regulations, requests, guidelines or directives in connection therewith), or any change in any of the foregoing or in the enforcement, interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender, or any corporation or other entity which directly or indirectly controls the Lender (each such corporation or other entity is hereinafter referred to as a “Controlling Person”) (or any lending office of the Lender or any Controlling Person), with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such court, authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of a Controlling Person, if any, as a consequence of the Lender funding or maintaining the principal amount of any Loan, to a level below that which the Lender or such Controlling Person could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender’s policies and the policies of such Controlling Person with respect to capital adequacy and liquidity) by an amount deemed by the Lender to be material, then, upon demand by the Lender, the Company shall pay to the Lender from time to time as specified by the Lender such additional amount or amounts as will compensate the Lender or such

Controlling Person for any such reduction suffered. In determining such additional amounts, the Lender shall be permitted to use any reasonable allocation methods.
If the Lender shall determine that the adoption of or any change in law, rule, regulation or guideline (domestic or foreign) or in the enforcement, interpretation or administration thereof by any court or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lender with any request or directive (whether or not having the force of law) by any governmental authority, central bank or comparable agency made after the date hereof shall at any time (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against loans or other extensions of credit made by the Lender, or (B) subject loans or other extensions of credit made by the Lender to any assessment or other cost (other than Taxes) or (C) impose on the Lender or any applicable interbank market any other or similar condition or any cost or expense (other than Taxes) regarding or affecting this Note or any Loan, and the result of any event referred to in clause (A), (B) or (C) above shall be to reduce any amounts receivable by the Lender hereunder or increase the cost to the Lender of funding or maintaining any Loan by an amount which the Lender shall deem to be material, then, upon demand by the Lender, the Company shall pay to the Lender from time to time as specified by the Lender, such additional amount or amounts as will compensate the Lender for such increased cost or reduction. For purposes of this Note, the Dodd-Frank Act and Basel III, and all rules, regulations, requests, guidelines or directives in connection with the Dodd-Frank Act or Basel III shall be deemed to have become effective, enacted and adopted after the date hereof.
Determinations by the Lender pursuant to the two preceding paragraphs shall be conclusive absent manifest error, and the provisions of such two paragraphs shall survive termination of the Loan Documents and repayment of all Obligations to the Lender. If the Lender (or any successor or assign of the Lender) requests compensation under either of the two preceding paragraphs, or if the Company or the Guarantor is required to pay any Taxes pursuant to the eighth preceding paragraph, then the Lender (or such successor or assign) will use reasonable efforts to designate a different lending office for funding or booking its commitments hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender (or such successor or assign), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to the two preceding paragraphs or the eighth preceding paragraph, as the case may be, in the future and (ii) would not subject the Lender (or such successor or assign) to any unreimbursed cost or expense and would not otherwise be advantageous to the Lender (or such successor or assign). The Company hereby agrees to pay all reasonable, documented out-of-pocket costs and expenses incurred by any the Lender (or such successor or assign) in connection with any such designation or assignment.

The Company may, at any time (but subject to the Company’s obligation to indemnify the Lender for any Funding Loss as described above), elect to convert any Loan (other than a Loan denominated in Euro) from a Base Rate Loan to a LIBOR Loan, or from a LIBOR Loan to a Base Rate Loan. To make such an election, the Company shall notify the Lender of such election by telephone, and such notification shall specify the effective date of such election (which shall be a Business Day), whether the resulting Loan is to be a Base Rate Loan or a LIBOR Loan, and if the resulting Loan is to be a LIBOR Loan, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
Without limiting the right of the Lender to demand payment of the Loans evidenced hereby at any time in its sole discretion, if any of the following events (each, an “Event of Default”) shall occur:

i)
Payments. The Company shall fail to make when due (including by mandatory prepayment) any principal payment with respect to the Loans, or the Company shall fail to make any payment of interest, fee or other amount payable hereunder within three (3) Business Days of the due date thereof; or

ii)
Covenants. The Company or the Guarantor shall fail to observe or perform any covenant or agreement contained in this Note or any other Loan Document (other than any covenant described in clause (i) above) and such failure shall remain unremedied for thirty (30) days after the earlier of (a) a Responsible Officer of the Company or the Guarantor obtaining knowledge thereof and (b) written notice thereof shall have been given to the Company or the Guarantor by the Lender; or

iii)
Representations. Any representation or warranty made or deemed to be made by the Company or the Guarantor or by any of their respective officers under this Note or any other Loan Document, or in any certificate or other document submitted to the Lender by any such Person pursuant to the terms of this Note or any other Loan Document, shall be incorrect in any material respect when made or deemed to be made or submitted; or

iv)	Guarantor Credit Agreement. Any “Event of Default” under and as defined in the Guarantor Credit Agreement shall occur and be continuing; or

v)
Bankruptcy. The Company or the Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation laws; or makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or an involuntary case for bankruptcy is commenced against the Company or the Guarantor and the petition is not dismissed within sixty (60) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, trustee or similar official under applicable foreign bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation laws is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Guarantor; or the Company or the Guarantor commences proceedings of its own bankruptcy or insolvency or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Company or the Guarantor or there is commenced against the Company or the Guarantor any such proceeding which remains undismissed for a period of sixty (60) days; or the Company or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or the Guarantor suffers any appointment of any custodian, receiver, receiver-manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Company or the Guarantor makes a general assignment for the benefit of creditors; or the Company or the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Company or the Guarantor for the purpose of effecting any of the foregoing; or

vi)	Change in Control. The Company shall cease to be a direct or indirect wholly owned Subsidiary of the Guarantor;
then, upon notice by the Lender to the Company, the Obligations evidenced by this Note shall become due and payable forthwith without presentment, protest or further demand or notice of any kind, all of which are hereby waived by the Company; provided, however, that if any event described in clause (v) shall occur with respect to the Company or the Guarantor, all such Obligations shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Company.
Any demand of payment of this Note and any notice by the Lender shall be sufficiently made upon or given to the Company if sent by hand delivery or other courier or delivery service, by mail (postage prepaid) or facsimile to the last address or facsimile number of the Company known to the Lender (which, as of the date hereof, is specified in the Line Letter) or made or given by any other means reasonably calculated to come to the attention of the Company (whether or not in fact received by it), and shall be deemed to have been made or given upon delivery (in the case of hand delivery or other courier or delivery service), mailing (in the case of mail) or sending (in all other cases) thereof.
This Note and the other Loan Documents shall be binding on the Company and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, provided that the Company shall not have the right to assign its rights or obligations hereunder or thereunder or any interests herein or therein without the Lender’s prior written consent and any purported assignment by the Company without such consent shall be void and of no force or effect. In the event the Lender notifies the Company of any permitted assignment by the Lender of its rights and obligations, if any, under this Note, (a) such assignment shall be effective on the date set forth in such notice, (b) such assignee shall succeed to and assume all of the Lender’s rights and obligations, if any, under this Note, and (c) the Lender shall be released from all of such obligations; provided that the Lender shall not have the right to assign its rights or obligations hereunder or thereunder or any interest herein or therein without the prior written consent of the Company and any purported assignment by the Lender without such consent shall be void and of no force and effect; provided further that (i) no such consent of the Company shall be required if an Event of Default has occurred and is continuing at the time of such assignment or if such assignment is to an Affiliate of the Lender and (ii) no such assignment may be made to a natural person or a Disqualified Institution.
No delay on the part of the holder hereof in exercising any of its powers, rights or remedies shall operate as a waiver thereof nor shall any partial or single exercise thereof preclude, limit or impair any other, further or future exercise thereof or the exercise of any other power, right or remedy. The powers, rights and remedies of the holder hereof specified herein are cumulative and in addition to any other powers, rights and remedies which the holder may otherwise have under any other agreement and under applicable law.
This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The Company hereby agrees that any legal action or proceeding against the Company with respect to this Note may be brought in the courts of the State of New York in The City of New York or of the United States of America for the Southern District of New York as the Lender may elect, and, by execution and delivery hereof, the Company accepts and consents to, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Lender in writing, with respect to any claim, action or proceeding brought by it against the Lender and any questions relating to usury. The Company further agrees that sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York as in effect from time to time shall apply to this Note and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall limit the right of the Lender to bring proceedings against the Company in any other jurisdiction. The Company irrevocably consents to the service of process in any such legal action or proceeding by personal delivery or by the mailing thereof by the Lender by registered or certified mail, return receipt requested, postage prepaid, to the address of the Company specified in the Line Letter, such service of process by mail to be deemed effective on the fifth day following such mailing. The Company agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in any manner provided by law.
AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH OF THE COMPANY AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR THE LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE COMPANY.
If any provision of this Note is invalid or unenforceable under the laws of any jurisdiction, then, to the fullest extent permitted by law, (i) such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating or affecting the enforceability of the remainder of such provision or the remaining provisions of this Note; and (ii) such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction.
This Note (together with the other Loan Documents) embodies the entire agreement and understanding between the Lender and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.
No amendment, modification, termination, waiver or discharge, in whole or in part, of this Note, nor consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Company and the Lender. Any such amendment, modification, termination, waiver, discharge or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, modification, termination, waiver, discharge or consent by the Lender shall, of itself, entitle the Company to any other or further amendment, modification, termination, waiver, discharge or consent in similar or other circumstances. No notice to or demand on the Company in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

The Company hereby waives presentment, demand for payment, protest, notice of protest, notice of dishonor and any or all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

MWV LUXEMBOURG S.à.r.l.
By:
Name:
Title:

By:
Name:
Title:

Schedule to Promissory Note

Date	Amount of Loan	Interest Rate	Maturity Date	Amount of Payment	Notation Made By